EXHIBIT 10.2

                       6% SENIOR UNSECURED PROMISSORY NOTE


$500,000.00                                                   New York, New York
                                                                    June 3, 2004


           FOR VALUE RECEIVED, the undersigned, Cyber-Test, Inc., a Delaware corporation ("Maker"), hereby promises to pay to LLAB, Inc. (f/k/a Cyber-Test, Inc.), a Florida corporation, located at 540 Wekiva Landing Drive, Apopka, Florida 32712 ("Payee"), the principal sum of Five Hundred Forty-Seven Thousand Dollars ($547,000.00), together with simple interest at a rate of six percent (6%) PER ANNUM calculated on the basis of a 365/6 day calendar year, on the dates and in the manner set forth herein.

           So long as no default in payment shall have occurred hereunder and so long as any amount due hereunder shall remain outstanding, such principal and interest shall be due and payable as follows:

                 (a) Principal shall be payable in three (3) equal annual installments of $166,666.67 on the first, second and third anniversary of the date hereof, together with all unpaid interest accrued prior to such payment date.

                 (b) All payments of principal and interest shall be made to Payee at the address set forth above or at such other address as Payee shall direct. If any payment or action to be made or taken hereunder shall be stated to be or become due on a Saturday, Sunday or on any other day which is a legal bank holiday under the laws of the State of New York, such payment or action shall be or become due on the next succeeding business day and such extension of time shall be included in computing the interest due in connection with such payment.

           This Note has been issued pursuant to the terms of that certain Asset Purchase Agreement by and among Maker, Payee and the shareholders of Seller, dated May 27, 2004 (the "Purchase Agreement") and all of the terms, covenants and conditions of the Purchase Agreement (including all schedules and exhibits thereto) and all other instruments either evidencing this indebtedness of Maker to Payee are made a part of this Note and are deemed incorporated in full into this Note.

           In the event Maker fails to make payment of any amount due and payable hereunder within ten (10) days following receipt of written notice from Payee of such failure to make payment, such failure to make payment shall constitute a "Default" for purposes of this Note. In the event of a Default, interest on any such overdue payment of principal due hereunder shall accrue and be payable at a rate of interest equal to six percent (6%) PER ANNUM in excess of the rate set forth above, based on the actual number of days elapsed from the date of Default to the date of actual payment.

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                                                                    EXHIBIT 10.2

           Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection and bringing suit and Payee may extend the time for payment, accept partial payment, take security therefor, or exchange or release any collateral, without discharging or releasing Maker.

           This Note is subject to Maker's right of setoff as set forth in the Purchase Agreement, including without limitation, Sections 3.3 and 14.9 thereof.

           Maker shall have the right at any time to prepay all, or any part of, the outstanding principal amount of this Note without prepayment premium or penalty of any kind. Any partial prepayments of this Note shall be applied to the next principal installment due under this Note.

           In the event that Maker shall (i) make a general assignment for the benefit of creditors; (ii) be adjudicated as bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy; (iv) have a petition or proceeding filed against it under any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within ninety (90) days from the date of commencement thereof; or (vi) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of Maker's affairs, assets or business and such appointment is not vacated or discharged within ninety (90) days thereafter; then, and upon the happening of any such event, the Payee, at Payee's option, by written notice to the Maker, may declare the entire indebtedness evidenced by this Note immediately due and payable, whereupon the same shall forthwith mature and become immediately due and payable without presentment, demand, protest or further notice.

           This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. Neither Maker nor Payee may assign this Note without the prior written consent of the other party. All references herein to "Maker" and "Payee" shall be deemed to apply to Maker and Payee, respectively, and their respective permitted successors and assigns.

           All agreements between Maker and Payee are expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, without the necessity of any action by Payee or Maker, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance hereof, and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof. This provision shall control every other provision of all agreements between the Maker and Payee.

           Payee has no claim against any Person (as defined in the Purchase Agreement) that is an Affiliate (as defined in the Purchase Agreement) of Maker in respect of any amounts owing under or in respect of this Note and no Person

                                       2
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that is an Affiliate  of Maker shall have any  liability  for any amounts  owing under this Note.

           Payee may not transfer, convey, assign or other wise dispose of this Note (a "Transfer") to any other Person (other than the shareholders of Seller who are parties to the Purchase Agreement or their heirs at law) without first obtaining the written consent of Maker, which Maker may withhold in the exercise of reasonable discretion. Maker shall maintain a register showing the Payee(s). A Transfer may be effected only by surrender of this Note to Maker and the reissuance by Maker of a replacement Note or Notes to the transferee(s), which Note(s) shall be substantially identical (except for stated principal amount) to this Note. Any Transfer or attempted Transfer in violation of any provision of this Note shall be null and void, and Maker shall not record such Transfer on its books or register or treat any purported transferee as the owner of this Note for any purpose.

           After all principal and interest owed under this Note have been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

           The construction, validity and interpretation of this Note and the rights and obligations of Maker and Payee(s) shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Payee(s) by accepting this Note submits to the exclusive jurisdiction of the state and federal courts of Delaware.

           For purposes hereof, this "Note" shall mean this Note and any Note issued by Maker upon a Transfer in accordance with this Note.

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                                                                    EXHIBIT 10.2

           IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered as of the date first written above.


                                        CYBER-TEST, INC., A DELAWARE CORPORATION


                                        By: /s/ Wayne I. Danson
                                        ----------------------------------------
                                        Wayne I. Danson, President



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE'S SECURITIES ACT (THE "ACTS") AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACTS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.